SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2003

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     From 8:30 a.m. to 12:30 p.m. Eastern Time on October 30, 2003, Goodrich Corporation (“Goodrich”) will host an Annual Investor Conference in New York City to discuss Goodrich’s financial results and performance with investors and security analysts. The meeting will feature presentations by several Goodrich senior executives.

     By press release dated October 29, 2003, the public was invited to listen to the conference by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. The slide presentation used during the conference will be available as part of the webcast and is furnished as Exhibit 99.1 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: October 30, 2003	By:	/s/ Kenneth L. Wagner

Kenneth L. Wagner
Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation written presentation dated October 30, 2003 titled “Goodrich Annual Investor Conference – October 30, 2003 – New York City”